SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Horizons ETF Trust I

(Name of Registrant as Specified in Its Charter)

Not Applicable

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Horizons ETF Trust I

625 Madison Avenue, 3rd Floor
New York, NY 10022

(212) 205-8300

Dear Valued Shareholder:

On behalf of the Board of Trustees of Horizons ETF Trust I (the “Horizons ETF Board”), thank you for being a shareholder. We are writing to inform you that a special meeting of shareholders of your Fund(s) is scheduled to be held on December 19, 2018. We need your proxy vote as soon as possible to allow us to proceed with important business of the Funds.

If shareholders approve the proposed plan of reorganization and termination, the Funds will be reorganized into a newly created series of Global X Funds. Under the reorganization, each of the Funds will be managed in accordance with the same investment objective, and subject to substantially the same investment strategies, policies and risks as immediately prior to the proposed reorganization.

Shareholders will not incur any sales loads or similar transaction costs as a result of the proposed reorganization. The management fee and total annual Fund operating expenses, net of applicable waivers, of each Fund are expected to be the same after the reorganization. Based in part on management’s recommendation, the Horizons ETF Board recommends that you vote “FOR” approval of the plan to authorize the reorganization with respect to your Fund.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders and is available online: https://proxyonline.com/docs/horizonsETFs.pdf

If you have any proxy related questions, please call us at 800-431-9629. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time. You can also email us at FundProxy@Horizonsetfs.com.

Sincerely,

Jonathan Molchan

President

How do I vote? You can vote in one of four convenient ways:

•	By mail with the enclosed proxy card;
•	Online through the website listed in the proxy voting instructions;
•	By calling 800-431-9629; or
•	In person at the special shareholder meeting

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before December 19, 2018

NOBO

Horizons ETF Trust I

625 Madison Avenue, 3rd Floor
New York, NY 10022

(212) 205-8300

Dear Valued Shareholder:

On behalf of the Board of Trustees of Horizons ETF Trust I (the “Horizons ETF Board”), thank you for being a shareholder. We are writing to inform you that a special meeting of shareholders of your Fund(s) is scheduled to be held on December 19, 2018. We need your proxy vote as soon as possible to allow us to proceed with important business of the Funds.

If shareholders approve the proposed plan of reorganization and termination, the Funds will be reorganized into a newly created series of Global X Funds. Under the reorganization, each of the Funds will be managed in accordance with the same investment objective, and subject to substantially the same investment strategies, policies and risks as immediately prior to the proposed reorganization.

Shareholders will not incur any sales loads or similar transaction costs as a result of the proposed reorganization. The management fee and total annual Fund operating expenses, net of applicable waivers, of each Fund are expected to be the same after the reorganization. Based in part on management’s recommendation, the Horizons ETF Board recommends that you vote “FOR” approval of the plan to authorize the reorganization with respect to your Fund.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders and is available online: https://proxyonline.com/docs/horizonsETFs.pdf

If you have any proxy related questions, please call us at 800-431-9629 and ask for extension 12. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time. You can also email us at FundProxy@Horizonsetfs.com.

Sincerely,

Jonathan Molchan

President

How do I vote? You can vote in one of four convenient ways:

•	By mail with the enclosed proxy card;
•	Online through the website listed in the proxy voting instructions;
•	By calling 800-431-9629 (ask for extension 12); or
•	In person at the special shareholder meeting

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before December 19, 2018

OBO